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                                                                   Exhibit 10(c)

  AGREEMENT BETWEEN CATUITY INC. AND MIA PTY LTD AND CHRIS LEACH, INDIVIDUALLY,
                             FOR MANAGEMENT SERVICES

V0.21

1.   PARTIES TO THE AGREEMENT

THIS AGREEMENT is made on 31st August, 2005 BY and BETWEEN Catuity Inc., of 2711
E. Jefferson Blvd., Detroit, MI USA (hereinafter "Catuity") AND Mentoring Institute of Australia Pty Limited ABN 42 073 425 644 of P.O. Box 130 Collaroy NSW 2097 (hereinafter "MIA") and Chris Leach, individually, of 23 Grover Avenue, Cromer NSW 2099. (hereinafter "Leach").

2.   RECITALS

MIA is in the business of providing management consultants ("MIA Consultants") to Catuity.

MIA is desirous of being engaged by Catuity to supply the full-time consulting, executive management, and other miscellaneous services ("Services") of Chris Leach ("Leach") to Catuity.

Catuity is desirous of engaging MIA to provide executive level management services to Catuity, its Board of Directors and its businesses, including its Australian subsidiaries and in the Asia Pacific region.

MIA represents that Chris Leach is desirous and willing to provide the services to Catuity that are described herein, under the terms and conditions herein, on a full-time basis.

MIA shall be paid in accordance with Schedule 1, attached herein.

This management services agreement ("Agreement") confirms MIA's appointment to provide the Services in accordance with the details set out below in this Agreement.

3.   TERM AND TERMINATION

The Services commence on the first day after Catuity assumes control and ownership of Loyalty Magic Pty Ltd., which is expected to be no later than 15th September, 2005 and will continue for a period of twenty-eight (28) calendar months, ending 31st December, 2007. The Parties may elect to renew this Agreement. Any extension or change to this Agreement shall not be binding on the parties unless agreed to in writing and signed by the appropriate executes for both parties. Either Party may terminate this Agreement

     (a)  For cause on 30 days written notice, or

     (b) Immediately in the case of gross misrepresentation or unethical behaviour on the part of the other Party, their employees or representatives, or

     (c)  Immediately in the event that Mr. Leach dies or becomes incapacitated

     (d)  For other reasons on 90 days notice.

4.   TASKS

The Services will include the following:

     - General Executive Management including executing the sales and operational strategy of Catuity's Australian operations and delivering agreed to profit and loss goals of Catuity's Australian operations through Loyalty Magic Pty Ltd. ("LM"), including the expansion of those operations into selected markets outside of Australia.

     - All aspects of managing the day-to-day operational needs of Catuity's Australian operations, including, but not limited to, hiring and training key employees; all aspects of financial oversight and reporting; managing business relationships; compliance with all applicable regulations and laws.

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     -    Contingent on completion of a Board-approved strategy for Australia through 2007, Mr. Leach will add responsibilities for developing and executing a growth strategy across Asia Pacific. Upon acceptance of a written strategy for these new responsibilities, the Board will approve additional incentives for on mutually acceptable terms.

     - Full financial management, reporting and accountability under the requirements and standards of a dual-listed publicly traded company.

     - Management of and active daily participation in the sales effort to support the business objectives of Catuity's Australian operations.

     - Management of the corporate-wide Research and Development function based in Sydney, NSW

     - As directed by the CEO of Catuity Inc., active participation in the strategic planning and development for all of Catuity Inc., including international travel to North America to export the knowledge and expertise developed in Australia

     - As requested, active monthly participation in matters presented to the Board of Directors of Catuity Inc.

     - At all times, positively and accurately representing Catuity, its services and products, be it to employees, customers, prospects, investors or others.

     - Actively manage companywide training and development of the knowledge and skills of all sales, technology and customer-facing staff across Catuity Inc.

     - Know and keep updated on the loyalty relationship marketing market so as to assist and develop our strategic plan globally.

5.   KEY PERFORMANCE CRITERIA

In contracting with MIA and its consultant, Mr. Leach, Catuity has set some fundamental business objectives for its Australian operations. These include:

     - Make Loyalty Magic a cash flow positive business on a month-over-month basis by Nov. 1, 2005.

     - Manage the day-to-day affairs of the business in keeping with generally accepted proper business practices.

     - Drive profitable growth in the business of LM to meet or exceed the revenue and EBIT goals established for LM in calendar years 2005, 2006 and 2007

     - Assist in delivering monthly updates about Catuity's Australian operations to the Catuity's Board of Directors.

     - Identify, qualify, propose and pursue joint-ventures, mergers and acquisitions, partnerships and strategic investment - within the parameters set by the Board of Directors - to further and accelerate the company's growth and profit objectives.

6.   MANAGEMENT DUTIES

All work is to be carried out within the parameters and guidelines associated with each project that Catuity is undertaking and MIA is to ensure that outcomes are delivered. The Catuity address for presentation of invoices on a monthly basis is as above in Section 1. Invoices are to be presented by the end of each month, and will be paid within seven (7) days of Catuity receiving the invoice.

7.   PROJECT REPORTING REQUIREMENTS

Leach will provide Catuity with reports in the format and at times as specified by Catuity.

Any matters that arise that may be deemed to materially affect the development of any project should be communicated to the Catuity worldwide CEO immediately and no later than twelve (12) hours of Leach or MIA becoming aware of the circumstances or events.

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8.   FEE STRUCTURE

The fee structure is described in Schedule 1, as amended only by written mutual agreement of the parties from time to time.

Other fees: The only fees due to MIA or Leach are those specified in this Agreement. Any additional fees or compensation for services will require separate or amended written agreements that must be executed by both parties' duly authorized representatives.

9.   SERVICE HOURS

Leach/MIA shall provide Services described in Sections 4 and 5 herein during customary business hours and, as necessary, outside normal business hours in order to facilitate open and clear communication with clients, prospects, the Board of Directors of Catuity Inc. and the U.S.-based executive management team

10.  SPECIAL PROVISIONS

At all times during the term of this Agreement and for a period of two (2) years following its expiration or termination, Leach, individually, and MIA, as a business entity agree to the following special provisions:

     i. Leach and MIA agree to keep private and confidential all information relating to Catuity, its operations, its technology, its intellectual property, its financial position and all matters relating to Catuity's customers and prospects.

     ii. Leach and MIA agree to comply with ethics, policies and standards of conducts for its executives and employees that the Catuity Board of Director may set and amend, from time to time, as the Board sees fit.

     iii. Leach, individually, and MIA agree that for a period of two (2) years following the expiration or termination of this Agreement, they will, under no circumstances, approach, solicit or otherwise affect the relationship between Catuity Inc. and its affiliates or subsidiaries and its customers, prospects, and partners.

     iv. Leach and MIA agree that for a period of two (2) years following the expiration or termination of this Agreement, they will not solicit or respond to inquiries from current employees of Catuity, its affiliates or subsidiaries for a period of two (2) years, if the communication concerns competing with Catuity, discussing confidential information or soliciting customers or key prospects.

By executing this agreement, Leach, individually, and MIA and any of its agents hereby agrees to the terms and conditions of this clause

11.  INTELLECTUAL PROPERTY

Catuity represents and warrants that it owns or otherwise has all necessary rights to provide MIA with all intellectual property related to this Agreement. This includes the rights to material which may be the work of Catuity's employees, sub-contractors or other third parties.

Title of all intellectual property created in the course of providing services to Catuity under this Agreement, including, without limitation, programs, routines, designs, reports, graphs, diagrams, documents and computer data files shall belong to Catuity, and MIA and Leach, individually, shall do all acts and things necessary to protect and document Catuity's rights.

At the end of this Agreement, MIA shall return or provide an accurate written account to Catuity for all consulting, books, papers, drawings, writings and other things, such as (but not limited to) Catuity's equipment, software, tools, or other devices, which have come into MIA's possession or under its control.

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12.  PERSONNEL

MIA shall perform its obligations under this Agreement in a competent and professional manner. MIA's employee, Chris Leach, is the only designated representative of MIA who shall perform the tasks described in Clause 4. MIA agrees to provide customary benefits, paid leave and holiday to its employees and certifies that it shall only employ persons to perform the work who:

- Are properly qualified, adequately experienced and, where required, certified or credentialed, to perform the duties allocated to them;

-    Exhibit a high standard of work and conduct;

-    Are of known reliability and integrity; and

- May be relied upon not to breach the requirements of this Agreement including those relating to security and confidentiality.

Catuity shall have the sole and exclusive right to accept or reject any additional persons recommended by MIA to provide Services.

MIA and Leach, individually, further indemnify Catuity for any additional costs that Catuity incurs if regulatory authorities, including a taxing authority or industrial relations body, determines that Leach could not be classified as a contractor.

13.  CHANGES TO AGREEMENT

Changes in this Agreement shall not be binding on the parties unless documented in a notice of variation signed by authorised representatives from all parties.

14.  GENERAL TERMS

     1. Assignment. Catuity may assign or otherwise transfer any right or obligation arising out of this Agreement with the prior written consent of the other party.

     2. Relationship of Parties. MIA is an independent consultant to Catuity and nothing in this Agreement constitutes a relationship of joint venture, employment, agency or partnership between MIA or Leach, individually, and Catuity.

     3. Severability. The whole or any part of any clause of this Agreement that is illegal or unenforceable will be severed and will not affect the continued operation of the remaining provisions of this Agreement.

     4. Waiver. The failure of a party at any time to insist on performance of any obligation under this Agreement of the other party is not a waiver of its rights to insist on performance of that application or to claim damages unless that party acknowledges in writing that the failure is a waiver, nor is it a waiver of its right at any other time to insist on performance of that or any other obligation under this Agreement of that party. The waiver of any breach or non-observance of any terms of this Agreement will not be construed as a general waiver and will only relate to the particular breach or non-observance in respect of which it was made. No waiver will be effective unless it is in writing and signed by the party against whom such waiver is claimed.

     5. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior representations and agreements in connection with the Services and they only be varied in writing signed by the parties.

     6. Governing Law. This Agreement is governed by the laws applicable in the State of New South Wales and the parties submit to the jurisdiction of the courts of that State.
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15. SIGNATORIES

Signed for and on behalf of             Signed for and on behalf of MIA
ABN 96 089 327 882                      ABN 42 073 425 644


By: /s/ John A. Racine                  By: /s/ Chris Leach
    ---------------------------------       ------------------------------------
NAME: John A. Racine                    NAME: Chris Leach
TITLE: President & CEO                  TITLE: Director of MIA
DATED: 31 August 2005                   DATED: 31 August 2005

Who warrants that he is                 Who warrants that he is
Authorised to sign this Agreement       authorised to sign this Agreement


                                        By: /s/ Chris Leach
                                            ------------------------------------
                                        Name: Chris Leach, individually
                                        Dated: 31 August 2005

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SCHEDULE 1

TO THE AGREEMENT FOR MANAGEMENT SERVICES BETWEEN MIA AND

CHRIS LEACH, INDIVIDUALLY, AND CATUITY INC. DATED 31ST AUGUST, 2005

The fees and other remuneration to be paid to MIA for the Services to be performed pursuant to the Agreement dated 31st August, 2005 shall be as reflected below.

All amounts shown are in Australian dollars unless otherwise noted.

Last Update: 31st August 2005

     1.   RETAINER

          $195,000 per annum plus a lump sum payment to MIA that is equal to the cost of customary benefits to be paid in twelve equal monthly installments.

     2.   INCENTIVE PAYMENT THRESHOLDS - For CY 2005 and CY 2006.

          LOYALTY MAGIC/CATUITY'S FINANCIAL OBJECTIVES ARE:

          CY 2005, 6 months July to December, Revenues of AUD$1.4Million(*) EBITDA of AUD$100,000 (*)

          CY 2006, Revenues at 25% greater than CY2005 revenues, and EBITDA that is the greater of a 35% above CY2005 EBITDA or at least a 20% EBITDA margin.

          CY 2007 Revenues at 25% greater than CY2006 revenues, and EBITDA at 25% greater than CY2006 EBITDA

          These numbers are exclusive of any growth which may be a result of mergers and acquisitions. In the event that Catuity undertakes a merger which is managed by Mr. Leach, this incentive is capped at the figures listed above.

          (*) This excludes one time gains, including the Sky City Entertainment contract.

          (A.) CASH BASED INCENTIVE THRESHOLDS

          MIA will receive a cash-based incentive equal to 2.5% of EBITDA in a calendar year when Loyalty Magic reaches 100% of its target for each year. Any payment under this incentive shall be subject to the following provision:

               - The incentive will be calculated and paid based on the completed audited financials for each calendar year.

               - The incentive will be calculated and paid after the cost of all equity and cash incentives are imputed.

               - Incentives will be calculated after inclusion of all overhead allocations form Catuity Inc. The formula for determining the allocations will be developed at the sole discretion of Catuity Inc., shall be transparent and will be consistently and equally applied to all business units. The formulas for these allocations will be adjusted semi-annually and provided in advance to all business unit managers.

               - All results are subject to U.S. Generally Acceptable Accounting Principles.

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          (B.) EQUITY BASED INCENTIVE THRESHOLDS

          15,000 stock options in the following manner:

               - 5,000 vested on the day after the close of the merger with a trigger price equal to 25% above the 30-day average closing price on NASDAQ preceding the grant.

               - 5,000 vested on 1st January 2006 with a trigger price equal to 35% above the 30-day average closing price on NASDAQ preceding the date of the grant.

               - 5,000 vested on the 1st of January 2007 with the trigger price equal to 35% above the 30-day average closing price on NASDAQ preceding the date of the grant.

          20,000 restricted share grants in the following manner:

               - 5,000 shares granted on 30th January 2006 at no cost to you if Mr. Leach meets 100% of the Revenue and EBITDA goals for the second half of CY2005 goals

               - 7,000 shares granted on 30th January 2007 for meeting 100% of the Revenue and EBITDA goals for the full year CY2006 goals

               - 8,000 shares granted on 30th January 2008 for meeting 100% of the Revenue and EBITDA goals for the full year CY2007 goals

          (C.) ASIA PACIFIC INCENTIVES

          Subject to Board approval of a written strategy for growth in the Asia Pacific region, MIA and Leach will be offered a supplementary set of incentives tied to the forecasted results of that strategy.